UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 8, 2008

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01	Other Events.

Reference is made to Note N to the financial statements in Part I, Item 1 of the combined Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 of Consolidated Edison, Inc. (Con Edison) and Consolidated Edison Company of New York, Inc. (File Nos. 1-14514 and 1-1217), which is incorporated in this Item 8.01 by reference thereto.

On May 8, 2008, Consolidated Edison Development, Inc. (Con Edison Development) completed the first stage of the sale of its ownership interests in power generating projects with an aggregate capacity of 1,706 megawatts (MW). Con Edison estimates that completion of the first stage, the sale of Con Edison Development’s interests in 1,181 MW of generating projects (Rock Springs, Ocean Peaking Power, CEEMI and Lakewood), will result in cash proceeds, net of taxes and transaction expenses, of approximately $572 million and an after-tax gain, net of transaction expenses, of approximately $176 million. Con Edison expects to complete the remainder of the transaction in June 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

By	/s/ Robert Hoglund
Robert Hoglund.
Senior Vice President and Chief Financial Officer

Date: May 9, 2008